FUND ADMINISTRATION SERVICING AGREEMENT

     This Agreement is made and entered into as of this 11th day of May, 2001, by and between AssetMark Funds, a business trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust"), and Firstar Mutual Fund Services, LLC, a limited liability corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

     WHEREAS, the Trust is an open-ended management investment company which is registered under the Investment Company Act of 1940 (as amended "1940 Act"), composed of one or more series as described in Exhibit A (each series hereinafter referred to as a "Fund"); and

     WHEREAS, FMFS is in the business of providing, among other things, fund administration services for the benefit of its customers.

     NOW, THEREFORE, the Trust and FMFS do mutually promise and agree as follows:

     1. Appointment of Administrator. The Trust hereby appoints FMFS as Administrator of the Funds on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

     2    Duties and Responsibilities of FMFS

          A.   General Fund Management

               (1)  Act as liaison among all fund service providers;

               (2)  Coordinate corporate formalities and Board communication by:

                    a.   preparing and  distributing  meeting  agendas and board
                         materials   including  board  resolutions  and  various
                         financial, administrative and regulatory reports;

                    b. attending all regular or special board meetings, preparing and distributing minutes of such meetings and maintaining the corporate records and minute book for the Trust;

                    c.   updating    trustees'   and   officers'    biographical
                         information and questionnaires; and

                    d.   evaluating independent auditor.

               (3)  Audits

                    a. Prepare appropriate schedules and assist independent auditors;

                    b.   Provide   information  to  SEC  and  facilitate   audit
                         process; and

                    c. Provide office facilities for auditors and SEC staff as appropriate.

               (4) Assist in overall administrative operations of the Trust, including the provision of office facilities, executive and administrative services and FMFS personnel to serve as officers of the Trust to facilitate Trust operations, all at FMFS's expense with the exception of the costs incurred when attending Board of Trustee meetings; and to provide stationery and office supplies at the Trust's expense.

               (5) Create and maintain operations and compliance calendars and/or a compliance manual for the Trust, detailing schedules for the various responsibilities of FMFS and of the Trust with respect to approval of agreements and procedures as well as the filing of reports with shareholders and regulatory agencies.

               (6)  Shareholder   Communications.    Coordinate   printing   and
                    distribution of prospectuses, statements of additional information, stickers (supplements) to prospectuses or statements of additional information, annual and semi-annual shareholder reports and proxy statements.

          B.   Compliance

               (1)  Regulatory Compliance

                    a.   Monitor   compliance   with   1940  Act   requirements,
                         including:

                         1)  Asset diversification tests;

                         2)  Total return and yield calculations;

                         3)  Code of Ethics;

                         4) Compliance with fidelity bond coverage requirements of Rule 17g-1 under the 1940 Act; and

                         5) Compliance with the NASD sales charge rule, including the calculation and monitoring of the sales charge cap and remaining amount for asset-based sales charges.

                         6)  Timely renewal of contracts

                         7)  Timely review of procedures

                         8)  Interfund transactions pursuant to Rule 17a-7.

                    b. Monitor and report at Fund's quarterly board meeting or more frequently as required, compliance with the policies, investment limitations and reinvestment restriction of each Fund as set forth in its prospectus and statement of additional information.

               (2)  Blue Sky Compliance

                    a. Prepare and file with the appropriate state securities authorities any and all required compliance or notice filings to the sales, qualifications or registration of the securities of each Fund s o as to enable each Fund to make a continuous offering of its shares in the 50 states, Puerto Rico, U.S. Virgin Islands, and Guam ("Blue Sky Jurisdictions").

                    b.   Monitor  sales  and   qualification   status  and  make
                         appropriate   renewal   filings   in  each   Blue   Sky
                         Jurisdiction.

                    c.   File prospectuses,  statement of additional information
                         or  proxy   statements   for  the  Trust  in  Blue  Sky
                         Jurisdictions.

               (3)  SEC Registration and Reporting

                    a. Assist in the preparation and filing of post-effective amendments to the Trust's Registration Statement of Form N-1A to reflect the addition or deletion of Funds, general amendments, or annual updates, including the preparation of Financial Data Schedules; and prepare and file supplements (`stickers") to any prospectus or statement of additional information for a Fund;

                    b. Prepare and file annual and semi-annual reports to shareholders as required under the 1940 Act, along with annual and semiannual reports on Form N-SAR (which shall be series and class-specific), as appropriate);

                    c. Assist in the preparation and filing of proxy statements, as requested by the Trust (matters to be voted on may be class-specific), prepare minutes of shareholder meetings, and ballot results and interface with proxy solicitation companies as required;

                    d. Prepare and file documents required to report and calculate Federal securities registration fees (such as notices on Form 24f-20);

                    e. File fidelity bond and any joint insurance agreements as required by Rule 17g-1 under the 1940 Act; and

                    f. Provide for the EDGAR-ization or other appropriate preparation of all documents described above which must be filed electronically with the SEC.

               (4)  IRS Compliance

                    a. Periodically monitor the Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended, through review of the following:

                         1)   Asset diversification requirements;

                         2)   Qualifying income requirements; and

                         3)   Distribution requirements.

                    b. Calculate required distributions as required (including excise tax distributions).

          C.   Financial Reporting

               (1) Prepare monthly expense reports (by series and class where appropriate) including expense figures and accruals, monitoring of expense caps or reimbursements and calculation of advisory fees and 12b-1 accruals or payments; and calculate expense ratios for quarterly, semiannual or annual periods.

               (2)  Prepare unaudited financial  statements (by series and class
                    where  appropriate)  for  use  in  shareholder   reports  or
                    prospectuses and statement of additional information.

               (3)  Prepare  other  monthly   operational  reports  as  required
                    including:

                    a. Sales figures (including share sold, redeemed and reinvested, changes in share price in net sales and numbers of shareholders);

                    b. Performance information (including total return or yield for the month, quarter, year-to-date, fiscal year or average annual one, five or ten-year periods); and

                    c.   Portfolio  information   (including  turnover,  top  10
                         holdings, book gains/losses per share; net income per share; basis).

               (4) Provide financial data required by Fund prospectus and statements of additional information.

               (5) Prepare financial reports for shareholders, the Board, the SEC, and independent auditors.

               (6) Supervise the Trust's Custodian and Fund Accountants in the maintenance of each Fund's general ledger and in the preparation of each Fund's financial statements including oversight of expense accruals and payments, of the determination of net asset value of each Fund and of the Fund's shares, and of the declaration and payment of dividends and other distribution and payment of dividends and other distributions to shareholders.

          D.   Tax Reporting

               (1)  Prepare and file on a timely basis  appropriate  federal and
                    state  tax  returns   including  forms  1120/8613  with  any
                    necessary schedules.

               (2)  Prepare state income breakdowns where relevant.

               (3) File 1099 miscellaneous for payments to directors and other service providers

               (4)  Monitor wash losses.

               (5)  Calculate    eligible    dividend   income   for   corporate
                    shareholders.

     3.   Compensation

          The Trust agrees to pay FMFS for performance of the duties listed in this Agreement and the fees and out-of-pocket expenses as set forth in the attached Schedule A.

          These fees may be changed from time-to-time, subject to mutual written Agreement between the Trust and FMFS.

          The Trust agrees to pay all fees and reimbursable expenses within 10 business days following the mailing of the billing notice.

     4.   Additional Funds

          In the event that the Trust establishes one or more Funds with respect to which it desires to have FMFS render fund administration services, under the terms hereof, it shall so notify FMFS in writing, and if FMFS agrees in writing to provide such services, such Funds will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FMFS on a discrete basis. The Funds currently covered by this Agreement are included in Exhibit A.

     5.   Liabilities; Indemnification; Remedies Upon Breach

          A. In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

               Regardless of the above, FMFS reserves the right, upon consultation with the Trust, and in such manner as agreed to by the Trust, to reprocess and correct administrative errors at its own expense.

          B. Indemnification. For purposes of this section, the terms "FMFS" and the "Trust", as indemnified parties, shall include their respective officers, directors, agents, employees, assigns and successors.

               FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss resulting from FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement.

               Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorney's fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Trustees of the Fund.

               In order that the indemnification provision contained in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold FMFS harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FMFS will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend FMFS against any claim which may be the subject of this indemnification. In the event that the Fund so elects, it will so notify FMFS and thereupon the Trust shall take over complete defense of the claim, and FMFS shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FMFS shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify FMFS except with the Trust's prior written consent.

          C. FMFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorney's fees) which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful conduct. Without limiting the generality of the foregoing, FMFS agrees to indemnify the Trust with respect to any and all of the following: (1) failure of FMFS to observe or perform any duty or obligation under any third party software license agreement or third party service contract; (2) any claim(s) of infringement of any patent, copyright, trade secret, or other proprietary right of any third party alleged to occurred because of systems, software or other resources provided by FMFS (3) any claim by a third party of violation of a duty of confidentiality or other similar duty in respect of information in the possession of FMFS which information was provided to Trust; (4) any claims arising out of related to occurrences which FMFS is required to insure against pursuant to this Agreement or applicable law; (5) any claim of unlawful harassment or discrimination resulting from an action of FMFS or its employees, agents or representatives; (6) any claim or action arising out of or relating to any illness, other injury or death of a person, or damage to property, attributable to the negligence or misconduct of FMFS or its employees, agents or representatives.

6.   Records

     FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust and required by the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

7.   Confidentially

     FMFS agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities. In accordance with Section 248.11 of Regulation S-P (17 CFR 248.1-248.30), FMFS will not directly, or indirectly through an affiliate, disclose any non-public personal information, except as permitted or required by law, as defined in Reg. S-P, received from the Trust regarding any shareholder, to any person that is not affiliated with the Trust or with FMFS, and, provided that, any such information disclosed to an affiliate of FMFS shall be under the same limitations on non-disclosure.

8.   Data Necessary to Perform Service

     The Trust or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at times and in such from as mutually agreed upon.

9.   Terms of Agreement

     This Agreement shall become effective on April 1, 2001, and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods, provided that the continuance of the Agreement is approved by a majority of the Trustees of the Trust. The Agreement may also be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties and will terminate automatically on its assignment unless the parties hereto consent in writing.

10.  Duties in the Event of Termination

     In the event that, in connection with termination, successor to any of the FMFS's duties or responsibilities hereunder is designated by the Trust by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, record, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which FMFS has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

     In the event that, FMFS terminates this agreement by written notice to the Trust FMFS will promptly, upon such termination and at the expense of the FMFS, transfer to the successor(s) to the duties assigned to FMFS herein, all relevant books, record, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Trust and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

11.  Choice of Law

     This Agreement shall be constructed in accordance with laws of the State of Wisconsin.

12.  Notices

     Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:
     Notice to FMFS shall be sent to:

     Firstar Mutual Fund Services, LLC
     615 East Michigan Street
     Milwaukee, WI 53202

     And notice to the Trust shall be sent to:

     AssetMark Funds
     2300 Contra Costa Blvd., Suite 425
     Pleasant Hill, CA  94523

     IN WITNESS WHEREOF, the due execution hereof on the date first above written.

AssetMark Funds                             Firstar Mutual Fund Services, LLC

Sign: /s/ Ronald D. Cordes                  Sign: /s/ Joseph C. Neuberger
      --------------------------------            ------------------------------

Title: President and CEO                    Title: Senior Vice President
       -------------------------------             -----------------------------

Print: Ronald D. Cordes                     Print: Joseph C. Neuberger
       -------------------------------             -----------------------------

Attest: /s/ Carrie E. Hansen                Attest: /s/ Elaine E. Richards
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